Exhibit 99.1

Vivani Medical Announces $8.25M Private Placement Equity Financing

Financing strengthens balance sheet, extending expected runway into the second quarter of 2026

Enables accelerated development of NPM-139, Company’s once or twice-yearly GLP-1 (semaglutide) implant under development for chronic weight management

Alameda, CA -- (GLOBE NEWSWIRE) – March 26, 2025 – Vivani Medical, Inc. (Nasdaq: VANI) (“Vivani” or the “Company”), a clinical-stage biopharmaceutical company developing miniature, ultra long-acting drug implants, today announced that it has entered into a securities purchase agreement to issue and sell an aggregate of 7,366,071 shares, each at a price of $1.12 per share, expected to result in gross proceeds of approximately $8.25 million in a private placement.

The Company expects the gross proceeds from this private placement to extend its cash runway into the second quarter of 2026, enabling accelerated development of NPM-139, its once or twice-yearly GLP-1 (semaglutide) implant under development for chronic weight management, and continued development of NPM-115, its twice-yearly GLP-1 (exenatide) implant which is also under development for chronic weight management.

The Company has entered into a securities purchase agreement with an entity beneficially owned by Gregg Williams, the Chairman of the Company’s board of directors. The private placement was priced “at-the-market” under the rules and regulations of The Nasdaq Stock Market LLC. The private placement is expected to have several closing dates.

The securities being sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

About Vivani Medical, Inc.

Leveraging its proprietary NanoPortal™ platform, Vivani develops biopharmaceutical implants designed to deliver drug molecules steadily over extended periods of time with the goal of guaranteeing adherence, and potentially to improve patient tolerance to their medication. Vivani’s lead program, NPM-115, is a six-month, subdermal, GLP-1 (exenatide) implant under development for chronic weight management in obese or overweight individuals. Vivani’s emerging pipeline includes NPM-139 (semaglutide implant) which is also under development for chronic weight management. The semaglutide implant is being initially developed as a twice-yearly implant but it has the added potential benefit of once-yearly administration. NPM-119 refers to the Company’s six-month, subdermal, GLP-1 (exenatide) implant under development for the treatment of type 2 diabetes. These NanoPortal™ implants are designed to provide patients with the opportunity to realize the full potential benefit of their medication by avoiding the challenges associated with the daily or weekly administration of orals and injectables. Medication non-adherence occurs when patients do not take their medication as prescribed. This affects an alarming number of patients, approximately 50%, including those taking daily pills. Medication non-adherence, which contributes to more than $500 billion in annual avoidable healthcare costs and 125,000 potentially preventable deaths annually in the U.S. alone, is a primary and daunting reason why obese or overweight patients, and patients taking type 2 diabetes or other chronic disease treatments, face significant challenges in achieving positive real-world effectiveness. While the current GLP-1 landscape includes over 50 new molecular entities under clinical stage development, Vivani remains confident that its highly differentiated portfolio of miniature long-acting GLP-1 implants have the potential to provide an attractive therapeutic option for patients, prescribers and payers. For more information, please visit www.vivani.com.

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Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” and other similar expressions that in this press release, including statements regarding Vivani’s business, products in development, including the therapeutic potential thereof, the planned development therefor, the completion of the LIBERATE-1™ trial and reporting of trial results, Vivani’s emerging development plans for NPM-115, NPM-139, NPM-119, or Vivani’s plans with respect to Cortigent Inc. (“Cortigent”), a Delaware corporation and its wholly-owned subsidiary, and Vivani’s technology, strategy, cash position and financial runway. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Vivani’s current beliefs, expectations, and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Vivani’s control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, risks related to the development and commercialization of Vivani’s products, including NPM-115, NPM-139, and NPM-119; delays and changes in the development of Vivani’s products, including as a result of applicable laws, regulations and guidelines, potential delays in submitting and receiving regulatory clearance or approval to conduct Vivani’s development activities; risks related to the initiation, enrollment and conduct of Vivani’s planned clinical trials and the results therefrom; Vivani’s history of losses and Vivani’s ability to access additional capital or otherwise fund Vivani’s business; market conditions and the ability of Cortigent to complete its intended spin-off from the Company. There may be additional risks that the Company considers immaterial, or which are unknown. A further list and description of risks and uncertainties can be found in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission filed on March 26, 2024, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement made by Vivani in this press release is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of added information, future developments or otherwise, except as required by law.

Company Contact:

Donald Dwyer

Chief Business Officer

info@vivani.com

(415) 506-8462

Investor Relations Contact:

Jami Taylor

Investor Relations Advisor

investors@vivani.com

(415) 506-8462

Media Contact:

Sean Leous

ICR Healthcare

Sean.Leous@icrhealthcare.com

(646) 866-4012

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